UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 31, 2006

Earth Biofuels, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110249	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403
Dallas, TX 75205
(Address of Principal Executive Offices and Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On March 31, 2006, Earth Biofuels, Inc. (the “Company”) entered into a Merger Agreement (the “Agreement”) with Southern Bio Fuels, Inc. (“Southern Bio Fuels”) and certain other parties affiliated with Southern Bio Fuels. Pursuant to the Agreement, Southern Bio Fuels merged (the “Merger”) with and into the Company, with the Company being the surviving corporation. The Agreement provided for consideration to the sole stockholder of Southern Bio Fuels in the form of $2,200,000 in cash and 2,933,333 restricted shares of the Company’s common stock.

The Merger was effective upon the acceptance by the Delaware Secretary of State of the filing of a certificate of merger (the “Certificate of Merger”).

Dean Blackwell, an indirect equity owner of Southern Bio Fuels, is the brother of Bruce Blackwell, a director of the Company.

See also Items 2.01 and 3.02.

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On April 3, 2006, the Merger described above in Item 1.01 was completed when the Secretary of State of the State of Delaware accepted for filing the Certificate of Merger. Upon completion of the Merger, the Company acquired the sole asset of Southern Bio Fuels, a biodiesel refinery that was formerly located in Pearl, Mississippi and that has been relocated to the Company’s premises in Durant, Oklahoma.

The consideration was determined through arm’s length negotiation of the parties involved, and a portion of the cash consideration was provided by a loan from Apollo Resources International, Inc., the Company’s indirect parent company.

See also Items 1.01 and 3.02.

Item 3.02                                             Unregistered Sales of Equity Securities.

On April 3, 2006, pursuant to the Agreement and in connection with the completion of the Merger, the Company issued 2,933,333 restricted shares of its common stock to the sole stockholder of Southern Bio Fuels.

The restricted shares of the Company’s common stock have been issued in a private transaction pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated under the Securities Act of 1933.

See also Items 1.01 and 2.01.

Item 9.01                                             Financial Statements and Exhibits

Exhibit 10.1                                    Merger Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels , Inc.
(Registrant)

Date:	April 7, 2006	By:	/s/ Dennis McLaughlin
Dennis McLaughlin
CEO